UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2021

GAMING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-249998	35-2675083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

413 West 14th Street

New York, New York, USA 10014

(Address of principal executive offices, and zip code)

(347) 983-1227

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2021, the Board of Directors of Gaming Technologies, Inc. (the “Company,” “we,” “us,” “our”) unanimously adopted, subject to stockholder approval, the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which awards covering up to 3,000,000 shares of our common stock (subject to increase as provided therein) will be available for issuance.

The purpose of the 2021 Plan is to (a) enable the Company and its affiliates to attract and retain the types of employees, directors and consultants who will contribute to the Company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business, thus enhancing the value of the Company for the benefit of its stockholders.

Administration. The 2021 Plan will be administered by a committee, or in the Board’s sole discretion by the Board or one or more members of the Board appointed by the Board to administer the 2021 Plan, in accordance with the terms of the 2021 Plan (the committee, the Board or such member(s) of the Board, as the case may be, the “Committee”). As of the date of this report, no committee or specific members of the Board have been appointed to administer the 2021 Plan, and the Board has will administer the 2021 Plan until and unless such an appointment is made.

Shares Available for Awards. Subject to adjustment in the case of stock splits and certain other circumstances in accordance with the terms of the 2021 Plan, we will reserve for issuance under the 2021 Plan no more than (a) 3,000,000 shares of common stock (b) plus on January 1, 2022, and on each January 1 thereafter, a number of shares of common stock equal to 4% of the number of shares of Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as determined by the Committee no later than the immediately preceding December 31. Shares of Common Stock available for distribution under the 2021 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Shares of Common Stock subject to an award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the award related, as well as any shares of common stock subject to an award that are (a) tendered in payment of an option, (b) delivered or withheld by the company to satisfy any tax withholding obligation, or (c) covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award, shall be added back to the shares of common stock available for issuance of awards or delivery under the 2021 Plan.

Available Awards. Awards that may be granted under the 2021 plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, (f) cash awards, and (g) other equity-based awards.

Recipients of Grants. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, consultants and directors and those individuals whom the Committee or the Board determines are reasonably expected to become employees, consultants and directors following the grant date. Our principal executive officer, principal financial officer and other named executive officers are eligible to participate in and receive awards under the 2021 Plan.

Term. The 2021 Plan has a term of ten years.

This summary of the 2021 Plan is qualified in its entirety by the full text of the 2021 Plan, which is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

The 2021 Plan will be submitted for the approval of our stockholders. The affirmative vote of the holders of a majority of our common stock outstanding as of April 29, 2021, will be required to approve the 2021 Plan. If the proposal is not approved by the stockholders, the 2021 Plan will not be effective.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Gaming Technologies, Inc., 2021 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING TECHNOLOGIES, INC.

Dated: May 5, 2021	By:	/s/ Jason Drummond
	Name:	Jason Drummond
	Title:	CEO